UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

Eagle Point Credit Company Inc.

(Exact name of Registrant as specified in its charter)

Delaware	811-22974	47-2215998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 202, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 340-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ECC	New York Stock Exchange
6.50% Series C Term Preferred Stock due 2031	ECCC	New York Stock Exchange
6.75% Series D Preferred Stock	ECC PRD	New York Stock Exchange
8.00% Series F Term Preferred Stock due 2029	ECCF	New York Stock Exchange
6.6875% Notes due 2028	ECCX	New York Stock Exchange
6.75% Notes due 2031	ECCW	New York Stock Exchange
5.375% Notes due 2029	ECCV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2024, in connection with a previously announced public offering (the “Offering”), Eagle Point Credit Company Inc. (the “Company”) entered into the sixth supplemental indenture (the “Sixth Supplemental Indenture”) between the Company and Equiniti Trust Company, LLC (the “Trustee”), which supplements a base indenture, dated December 4, 2015, between the Company and the Trustee (the “Base Indenture,” and, together with the Sixth Supplemental Indenture, the “Indenture”). The Sixth Supplemental Indenture relates to the Company’s issuance of $100,000,000 aggregate principal amount of its 7.75% Notes due 2030 (the “Notes”). The representative of the underwriters in the Offering may exercise an option to purchase up to an additional $15,000,000 aggregate principal amount of Notes within 30 days of December 4, 2024.

The Notes are expected to be listed on the New York Stock Exchange and to trade under the trading symbol “ECCU”. The 2030 Notes will be the Company’s direct unsecured obligations and, upon the Company’s liquidation, dissolution or winding up, will rank (1) senior to the outstanding shares of the Company’s common stock and preferred stock, (2) pari passu (or equally) with the Company’s existing and future unsecured indebtedness, including the Company’s 6.6875% Notes due 2028, the Company’s 5.375% Notes due 2029 and the Company’s 6.75% Notes due 2031, (3) effectively subordinated to any of the Company’s existing or future secured indebtedness (including indebtedness that is initially unsecured, but to which the Company grants subsequently security), to the extent of the value of the assets securing such indebtedness and (4) structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries, financing vehicles or similar facilities.

The Notes will mature on June 30, 2030. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is 7.75% per year and will be paid every March 31, June 30, September 30 and December 31, beginning March 31, 2025, and the regular record dates for interest payments will be every March 15, June 15, September 15 and December 15, beginning March 15, 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period for the Notes will be the period from and including December 10, 2024, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

The Company is issuing the Notes in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will not be subject to any sinking fund and holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity date.

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after June 30, 2027 upon not less than 30-days’ nor more than 60-days’ written notice by mail prior to the date fixed for redemption thereof, at a redemption price equal to 100% of the outstanding aggregate principal amount thereof plus accrued and unpaid interest otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption. Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act of 1940, as amended (the “1940 Act”).

If the Company redeems only some of the Notes, the Trustee will determine the method for selection of the particular Notes to be redeemed, in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed, on a pro rata basis to the extent practicable or by lot or such similar method in accordance with the procedures of The Depository Trust Company. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Pursuant to the Indenture, the Company has the ability, without the consent of the holders of the Notes, to issue additional series of the Notes (in any such case, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes shall constitute a single series under the Indenture.

The Indenture contains certain covenants, including a covenant requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) of the 1940 Act (as modified by the other provisions of Section 18 of the 1940 Act) as in effect from time to time or any successor provisions thereto, whether or not the Company is subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”), and to provide certain financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, as made applicable to the Company by the 1940 Act. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-269139) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated December 3, 2024, a final prospectus supplement dated December 4, 2024 and the pricing term sheet filed with the SEC on December 5, 2024. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on December 10, 2024.

The description above is only a summary of the material provisions of the Indenture and the Notes and is qualified in its entirety by reference to copies of the Indenture and the Notes, respectively, each filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
4.1	Sixth Supplemental Indenture, dated as of December 10, 2024, relating to the 7.75% Notes due 2030, by and between Eagle Point Credit Company Inc. and Equiniti Trust Company, LLC, as trustee.
4.2	Form of 7.75% Notes due 2030 (included in Exhibit 4.1 hereto).
5.1	Opinion of Dechert LLP.
23.1	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Eagle Point Credit Company Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Point Credit Company Inc.

Date: December 10, 2024	By:	/s/ Kenneth P. Onorio
Kenneth P. Onorio
Chief Financial Officer and Chief Operating Officer